Exhibit 10.4

SECURED PROMISSORY NOTE

October __, 2022 $6,500,000.00

CSRE PROPERTIES SANDERSVILLE, LLC, a Georgia limited liability company, having a mailing address at 2380 Godby Road, College Park, Georgia 30349 (“Maker”), hereby promises to pay to the order of LUNA SQUARES, LLC (f/k/a Innovative Property Management, LLC), a Delaware limited liability company, having a mailing address of Level 5 97 Pacific Highway North Sydney NSW 2060 AUSTRALIA (“Holder”), the principal amount of $6,500,000.00 (Six Million Five Hundred Thousand and No/Dollars) (the “Principal Balance”) or such greater or lesser amount as may be due hereunder from time to time together with interest thereon calculated from the date hereof (the “Closing Date”) in accordance with the provisions of this secured promissory note (this “Note”).

1.
Payment of Interest. Interest shall accrue monthly on the outstanding Principal Balance commencing on the Closing Date and shall continue accruing until repayment of all amounts due hereunder, at a rate equal to eight percent (8%) per annum, but in no event in excess of the Maximum Rate. Interest shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Subject to Section 2(e), all interest accrued hereon shall be paid at the end of 60 days after Closing, along with the principal balance.
2.
Payment of Principal Balance.
(a)
Maturity. Subject to the provisions of Section 2(e), (i) Maker shall pay $6,500,000.00 (Six Million Five Hundred Thousand and No/Dollars) of Principal Balance (“First Loan”), together with all accrued but unpaid interest, including default interest under Section 7(b)(ii), if any, thereon, on the date which is 70 days from Closing under the Purchase and Sale Agreement;
(b)
Amortization. No Amortization Payments will be required during the term of this Agreement.
(c)
Optional Prepayments. Maker may, at any time and from time to time, without premium or penalty, prepay all or any portion of the unpaid Principal Balance of this Note together with any unpaid interest which has accrued on the portion of the Principal Balance so prepaid.
(d)
Time of Payment. Maker shall make each payment under this Note not later than 12:00 p.m. (noon) (New York time) on the day when due to Holder by wire transfer to an account or by such other means to such other address as Holder shall have notified Maker in writing and without setoff or counterclaim. All payments received by Holder after 12:00 p.m. (noon) (New York time) shall be deemed received on the next Business Day and such extension of time shall be included in the computation of interest in connection

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with such payment. If any payment on this Note becomes due on any day other than a Business Day, then such payment shall be made on the next Business Day and such extension of time shall be included in the computation of interest in connection with such payment.
(e)
Application of Payments. Payments under this Note (including, for the avoidance of doubt, prepayments pursuant to Section 2(c)) shall be applied (i) first, to the payment of fees then due hereunder, (ii) second, to the payment of accrued and unpaid interest hereunder until all such interest is paid, (iii) third, to reduce the Principal Balance of the First Loan, (iv) fourth, to reduce the Principal Balance of the Second Loan (to be applied to the remaining installments of the Principal Balance in inverse order of maturity). Any principal under this Note that is prepaid or repaid, in whole or in part, may not be reborrowed.
3.
Representations and Warranties. Maker hereby represents and warrants to Holder as of the date hereof that: (a) Maker (i) is duly organized and validly existing, (ii) is in good standing under the laws of its jurisdiction of formation and (iii) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business in which it is currently engaged; (b) the execution, delivery and performance by Maker of this Note and the other Note Documents to which it is a party (i) are within its powers, have been duly authorized by all necessary action and do not contravene Maker’s organizational or governing documents, and (ii) do not contravene any law or order applicable to, binding on or affecting Maker and will not constitute or result in a default under any material agreement or contract binding on or affecting Maker; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental entity is required for Maker’s due execution, delivery and performance of this Note or any of the other Note Documents to which it is a party except (i) such as have been obtained or made and are in full force and effect and (ii) for filings and recordings necessary to perfect Liens created pursuant to the Security Documents; (d) each of the Note Documents is Maker’s or Maker Parent’s, as applicable, legal, valid and binding obligation enforceable against Maker or Maker Parent, as applicable, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; and (e) there is no legal proceeding pending or, to the actual knowledge of Maker, threatened in writing affecting Maker which would, if decided against Maker, be reasonably expected to have a Material Adverse Effect.
4.
Affirmative Covenants. Until Payment in Full, Maker agrees that Maker shall:
(a)
(i) preserve, renew, and maintain in full force and effect (x) its organizational existence and (y) good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization, (ii) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, and (iii) comply with all Laws, except, in the causes of clauses (i)(y), (ii) and (iii), where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4856-2011-2436v4

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(b)
promptly upon any executive officer of Maker obtaining knowledge that a Default or an Event of Default has occurred and is continuing, notify Holder in writing of the details of the occurrence and the action, if any, Maker has taken or proposes to take with respect to such Default or Event of Default;
(c)
keep all Collateral in reasonably good working order and condition, ordinary wear and tear excepted except where a failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(d)
maintain with financially sound and reputable insurance companies not affiliates of the Maker Parent or any of its Subsidiaries, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, liability, casualty and property insurance; and
(e)
from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as Holder may reasonably request for the purposes of implementing or effectuating the provisions of this Note and the other Note Documents, or of renewing the rights of Holder with respect to the Collateral as to which Holder has or is entitled to have a perfected first priority (subject to Permitted Liens that have priority as a matter of law) Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements or financing change statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created by the Security Documents.
5.
Negative Covenants. Until Payment in Full, Maker agrees that Maker shall not:
(a)
create, grant, incur or suffer to exist any Lien on any Collateral, other than the Liens securing the Note Obligations and Permitted Liens;
(b)
consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or substantially all of its property or business;
(c)
consummate any Asset Sale without the prior written consent of Holder, at its sole discretion and which may be subject to conditions; or
(d)
use any proceeds of this Note for any purpose other than the funding the purchases under the Purchase and Sale Agreement.

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6.
Recordkeeping. Holder is hereby authorized by Maker to record in the manual or data processing records of Holder, the date and amount of each obligation and borrowing hereunder and the amount of the outstanding Principal Balance and the date and amount of each repayment of principal and each payment of interest. In the absence of manifest error, such records shall be presumed to be accurate; provided, however, that the failure of Holder to make any such record entry with respect to any borrowing or payment shall not limit or otherwise affect the obligations of Maker under this Note. Holder will make the records available to Maker on request.
7.
Defaults and Remedies.
(a)
Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” under this Note:
(i)
Maker shall fail to make any payment of (x) unpaid principal or (y) accrued but unpaid interest or other amounts (other than principal) under this Note when and as the same shall become due and payable, and, in the case of clause (y), such failure to pay is not cured within five (5) Business Days after the occurrence thereof;
(ii)
(A) Maker or Maker Parent shall commence an Insolvency Proceeding, (B) Maker or Maker Parent shall make a general assignment for the benefit of its creditors, (C) Maker or Maker Parent shall admit in writing its inability to pay its debts as they become due, or (D) there shall be commenced against Maker or Maker Parent an Insolvency Proceeding that (1) results in the entry of an order for relief by a court of competent jurisdiction or any such adjudication or appointment or (2) remains undischarged or unstayed for a period of forty-five (45) consecutive days;
(iii)
Maker or Maker Parent fails to comply with or to perform any covenant set forth in any Note Document (other than as specified in clause (a)(i) of this Section) and fails to cure the breach within ten (10) days after (i) obtaining knowledge thereof or (ii) written notice thereof from Holder;
(iv)
(i) any of the Note Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to the terms thereof) to be in full force and effect or shall be asserted in writing by Maker or Maker Parent to not be a legal, valid and binding obligation of any party thereto, (ii) any security interests purported to be created by any Security Document shall cease to be, or shall be asserted in writing by Maker not to be, a valid and perfected security interest in the Collateral purportedly covered thereby, except to the extent that any such loss of perfection results from the release of such Collateral in accordance with the terms hereof or thereof or the occurrence of a Payment in Full or any other termination of such Security Document in accordance with the terms thereof, (iii) any guarantee obligation by Maker Parent of any of the Note Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Maker Parent not to be legal, valid and binding obligations (other than as a result of the discharge of Maker Parent in accordance with the terms thereof);

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(v)
one or more final judgments or decrees of a court of competent jurisdiction for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against Maker or Maker Parent, and the same shall remain unpaid, unvacated, undischarged, unstayed or unbonded pending appeal for a period of thirty (30) consecutive days after the entry thereof;
(vi)
Maker shall fail to pay any of its Debts (other than Debt arising under this Note), or any interest or premium thereon, when due (whether by scheduled maturity, acceleration, demand or otherwise) in aggregate principal amount (together with any other Debt which Maker shall fail to pay when due) in excess of $500,000, and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt;
(vii)
Maker shall fail to comply with the obligations under Section 2(c);

or

(viii)
any representation or warranty made or deemed made by or on behalf of Maker Parent, Maker or any of their respective Subsidiaries in or in connection with any Note Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Note Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.
(b)
Remedies. If an Event of Default has occurred and is continuing:
(i)
Holder may declare all or any portion of the unpaid Note Obligations to be immediately due and payable (provided, however, that if an Event of Default specified in Section 7(a)(ii) above occurs, the entire unpaid Note Obligations shall forthwith automatically become and be immediately due and payable without any notice, declaration or other act on the part of Holder);
(ii)
upon the written election of Holder to Maker (provided that no election shall be required in the case of an Event of Default under Section 7(a)(ii)), overdue amounts under the Note Documents shall bear default interest at the rate of 7% per annum plus the rate otherwise applicable to the Principal Balance hereunder, but in no event in excess of the Maximum Rate; and
(iii)
Holder shall be entitled to exercise at any time and from time to time all rights and remedies available to it under the other Note Documents and any other contract or agreement and all other rights that Holder may have pursuant to applicable law or equity.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4856-2011-2436v4

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8.
Definitions.

“Asset Sale” means any single sale, transfer, assignment, lease, license or other disposition, whether voluntary or involuntary (including, without limitation, any settlement of or payment in respect of any property, casualty or other insurance claim or any condemnation or similar proceeding), of Collateral or a series of related dispositions of Collateral having an aggregate fair market value in excess of $100,000.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral” means all property pledged or granted or purported to be pledged or granted as collateral pursuant to any Security Document.

“Debt” of any Person means (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all capital lease and finance lease obligations of such Person, (d) all obligations of such Person for the deferred purchase price of property or services, (e) obligations with respect to letters of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings, (f) any equity interests or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, issued by such Person, (g) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to, or to invest in, any other Person, or otherwise to assure a creditor against loss, in each case, in respect of any Debt set out in clauses (a) through (f) of such other Person, and (h) the obligations of any other Person set out in clauses (a) through (g) secured by any Lien on any asset of such first Person, whether or not such obligation has been assumed by such first Person.

“Default” means any of the events specified in Section 7(a), whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Dollars,” “cash” and “$” each means freely transferable lawful money of the United States of America.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Insolvency Proceeding” means any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4856-2011-2436v4

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its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets of any Person in connection with a bankruptcy, insolvency, reorganization or relief of debtors.

“law” or “laws” means, collectively, all international, federal, state, local or foreign law, statute or ordinance, treaty, common law, or any rule, code and administrative or judicial authority, regulation, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of, or agreement with, any governmental authority.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Loan” means the Loan.

“Maker Parent” means Mawson Infrastructure Group Inc., a Delaware corporation.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition, results of operations or prospects of Maker, (b) the ability of Maker Parent or Maker to fully and timely perform its obligations under the Note Documents or (c) the rights and remedies of Holder under the Note Documents.

“Maximum Rate” means the maximum non-usurious interest rate permitted by applicable law.

“Note Documents” means this Note, the Security Documents, and any other document designated as such by Holder, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Note Obligations” means all indebtedness, liabilities and Obligations, of any nature or kind, present or future, at any time owing by Maker or Maker Parent to Holder pursuant to any Note Document.

“Obligations” means any and all Debt, liabilities and obligations, in each case including, without limitation, any and all interest thereon accruing before and after any Insolvency Proceeding (whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any and all premiums, penalties, fees, expenses and other amounts in respect thereof, regardless of whether direct or indirect, now existing or hereafter arising, absolute or contingent, secured or unsecured, or long-term or short-term.

“Payment in Full” means in respect of a Loan under this Note, the indefeasible payment in full, in cash, of all principal, interest and other Note Obligations (other than inchoate indemnity

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and reimbursement obligations) or the set- off of amounts due and payable to the Maker under the Purchase and Sale Agreement under Section 22.4 against that Loan.

“Permitted Liens” shall have the meaning assigned to such term in the Security Agreement.

“Person” means and includes an individual, a partnership, a joint venture, a limited liability company, a corporation or trust, an unincorporated organization, a group, a government or other department or agency thereof, or any other entity.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement dated September 8, 2022 between CSRE Properties Sandersville, LLC, Luna Squares, LLC, Mawson Infrastructure Group, Inc. and CleanSpark Inc.

“Security Agreement” means that certain Guarantee and Security Agreement in the form attached hereto as Exhibit A, dated as of the date hereof, by and among Maker and Maker Parent, each as grantors, and Holder, as secured party, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” shall mean the Security Agreement and each other security document or pledge agreement delivered in accordance with applicable law purporting to grant a valid, perfected Lien on any property as Collateral for the Note Obligations, and any other document or instrument utilized to pledge or grant or purport to pledge or grant a Lien on any property as Collateral for the Note Obligations, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof that is vested with management or control rights is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or shall control any managing director, managing member, manager or general partner of such limited liability company, partnership, association, or other business entity.

“UCC” means the Uniform Commercial Code as enacted and in effect from time to time in any applicable jurisdiction.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4856-2011-2436v4

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9.
Amendment and Waiver. The provisions of this Note may be amended or waived only with the written consent of Holder and Maker.
10.
Assignment and Transfer. Maker shall not be permitted to assign or delegate its rights or obligations under this Note or any other Note Document without the prior written consent of Holder, and any such prohibited assignment or delegation shall be null and void ab initio.
11.
Cancellation. Subject to Section 22, after Payment in Full, this Note shall be automatically canceled and Holder shall immediately surrender this Note to Maker for cancellation, and after such cancellation, this Note shall not be reissued.
12.
Replacement. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to Maker or, in the case of any such mutilation, upon the surrender and cancellation of this Note, Maker shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by Maker shall not be deemed to be an outstanding Note and shall be deemed cancelled.
13.
Place of Payment; Notices.
(a)
Payments of principal and interest are to be made by Maker in Dollars in immediately available funds. Payments of principal and interest shall be made to the bank account of Holder set forth in Maker’s records or at such other address as is specified by prior written notice by Holder to Maker. As at the date of this Note, the Holder’s bank details are:

Beneficiary Account Name & Address:	LUNA SQUARES LLC 2015 GEORGE LYONS PKWY SANDERSVILLE GA 31082
Beneficiary Account #:	1504553392
For Domestic Wires:	Routing Number (ABA) 026013576
For International Wires:	Swift/BIC Code SIGNUS33XXX
Beneficiary Bank: Signature Bank	Signature Bank 565 Fifth Avenue New York NY 10017
(b)
All notices, requests, and demands or other communications provided for herein to or upon the respective parties hereto to be effective shall be in writing (including

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by email), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of email notice, when received, addressed as follows, or to such other address as may be hereafter notified by such addressee:
(i)
If to Holder:

Level 5 97 Pacific Highway North Sydney New South Wales
Australia 2066Email: james@mawsoninc.com
Attn: James Manning, CEO

with a copy (which shall not constitute notice) to:

Email: legal@mawsoninc.com
Attn: General Counsel

(ii)
If to Maker:

CleanSpark, Inc.
Email: Legal@cleanspark.com
Attn: Legal Department, 2370 Corporate Circle, Suite 160
Henderson, Nevada 89074

with a copy (which shall not constitute notice) to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
Email: jdaniels@bakerdonelson.com; gbarnes@bakerdonelson.com
Attn: Justin Daniels and Gary Barnes

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14.
Business Days. If any time period for giving notice or taking action expires, on a day that is not a Business Day, such time period shall automatically be extended to the next Business Day.
15.
Waiver of Presentment, Demand and Dishonor. Maker hereby waives presentment for payment, protest, demand, notice of protest, notice of acceleration, notice of intent to accelerate, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the U.S. Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the Note Obligations hereunder and any and all extensions, renewals, and modifications hereof.
16.
Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by, and construed in accordance with, the laws of the State of Georgia, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.
17.
Waiver of Jury Trial. EACH OF MAKER AND HOLDER AGREES THAT IT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO JURY TRIAL OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE OR ANY OTHER NOTE DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS IN RESPECT OF THIS NOTE OR ANY OTHER NOTE DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF MAKER AND HOLDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT HOLDER AND MAKER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF HOLDER OR MAKER TO THE WAIVER OF SUCH PERSON’S RIGHT TO TRIAL BY JURY.
18.
Cost of Collection; Indemnification. Maker agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of Holder in connection with the collection of the Note Obligations or the enforcement of this Note or the other Note Documents or during any workout, restructuring or negotiations in respect. In addition, Maker agrees to pay, and to save and hold harmless Holder from all liability for, any fees, costs or expenses incurred in connection with collection of the Note Obligations or Holder’s enforcement of its rights under this Note and the other Note Documents, in each case, except to the extent resulting from the bad faith, willful misconduct or gross negligence of Holder.

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19.
No Waiver. The rights and remedies of Holder expressly set forth in this Note are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default. No course of dealing between Maker and Holder or their agents or employees shall be effective to amend, modify or discharge any provision of this Note or to constitute a waiver of any Event of Default. No notice to or demand upon Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.
20.
Usury Laws. It is the intention of Maker and Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the Maximum Rate. If such interest does exceed the Maximum Rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, immediately credited against any remaining unpaid Principal Balance, or if this Note has been repaid, then such excess shall, within five (5) Business Days, be refunded by Holder to Maker.
21.
Release of Liens. Any Lien on any Collateral granted to or held by Holder under any Note Document shall be automatically released (i) upon Payment in Full of the relevant Loan and (ii) at the time the Collateral subject to such Lien is disposed of in a transaction permitted by this Note and the other Note Documents, and Holder shall promptly execute and deliver to Maker (at Maker’s sole expense) such documents as Maker shall reasonably request to evidence the release of such Collateral and deliver to Maker such Collateral as may be in the possession of Holder or any bailee of Holder.
22.
Rescission of Payments. If at any time, any payment made by Maker under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Maker or otherwise, Maker’s obligations to make such payment shall be reinstated as though such payment had not been made.
23.
Counterparts; Integration; Effectiveness. This Note, the other Note Documents and any amendments, waivers, consents, or supplements hereto and thereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note and the other Note Documents constitute the entire contract between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto; provided that, in the case of any conflict between the terms of this Note and the terms of any other Note Document, the terms of this Note shall prevail. Delivery of an executed counterpart of a signature page to this Note or other Note Document by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note or other Note Document, as applicable.

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24.
Severability. If any term or provision of this Note or any other Note Document is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or other Note Document, as applicable, or invalidate or render unenforceable such term or provision in any other jurisdiction.

* * *

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4856-2011-2436v4

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IN WITNESS WHEREOF, Maker has executed and delivered this Note on the date first above written.

MAKER:

CSRE PROPERTIES SANDERSVILLE, LLC,

a Georgia limited liability company

By: CSRE Property Management Company, LLC, a Georgia limited liability company, its Manager

By: CleanSpark, Inc., a Nevada corporation, its Manager

By: /s/ Zachary K. Bradford

Zachary K. Bradford, President

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4856-2011-2436v4

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